Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Petrobras International Finance Company
(Exact name of obligor as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Anderson Square Building, P.O. Box 714,
George Town, Grand Cayman,
The Cayman Islands, B.W.I.
(Address of principal executive offices)	(Zip code)

Petróleo Brasileiro S.A.—Petrobras
(Exact name of obligor as specified in its charter)

Brazilian Petroleum Corporation—Petrobras
(Translation of obligor’s name into English)

Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Avenida República do Chile, 65
20035-900 – Rio de Janeiro – RJ, Brazil
(Address of principal executive offices)	(Zip code)

9-1/8% Senior Notes due February 2007
(Title of the indenture securities)

2

1.    General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York,
N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York,
N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.    List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of December, 2002.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO
Name: ROBERT A. MASSIMILLO
Title: VICE PRESIDENT

4

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,735,469
Interest-bearing balances	3,791,026
Securities:
Held-to-maturity securities	1,140,688
Available-for-sale securities	15,232,384
Federal funds sold in domestic offices	1,286,657
Securities purchased under agreements to resell	1,035,718
Loans and lease financing receivables:
Loans and leases held for sale	869,285
Loans and leases, net of unearned income	34,695,130
LESS: Allowance for loan and lease losses	645,382
Loans and leases, net of unearned income and allowance	34,049,748
Trading Assets	9,044,881
Premises and fixed assets (including capitalized leases)	823,722
Other real estate owned	778
Investments in unconsolidated subsidiaries and associated companies	226,274
Customers’ liability to this bank on acceptances outstanding	249,803
Intangible assets
Goodwill	1,852,232
Other intangible assets	54,714
Other assets	4,961,572

Total assets	$78,354,951

LIABILITIES	Dollar Amounts In Thousands
Deposits:
In domestic offices	$32,962,289
Noninterest-bearing	12,792,415
Interest-bearing	20,169,874
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,148,516
Noninterest-bearing	445,725
Interest-bearing	23,702,791
Federal funds purchased in domestic offices	959,287
Securities sold under agreements to repurchase	491,806
Trading liabilities	2,916,377
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,691,634
Bank’s liability on acceptances executed and outstanding	251,701
Subordinated notes and debentures	2,090,000
Other liabilities	5,815,688

Total liabilities	$71,327,298

Minority interest in consolidated subsidiaries	500,019

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	1,056,724
Retained earnings	4,218,003
Accumulated other comprehensive income	(117,623)
Other equity capital components	0

Total equity capital	6,527,634

Total liabilities minority interest and equity capital	$78,354,951

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors